UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2007

SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 975-1550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Stock Purchase Agreement

On September 14, 2007, SM&A, a Delaware corporation (the “Company”), Performance Management Associates, Inc., a California corporation (“PMA”), and James A. Wrisley and Paulette Wrisley (the “Shareholders”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) and consummated all transactions contemplated therein.  See the discussion in Item 2.01 below.

Employment Agreement

On September 14, 2007, Mr. James A. Wrisley, the President of PMA, entered into an employment agreement with the Company and became President of the PMA division of the Company.  This employment agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

Closing of Stock Purchase Agreement

On September 14, 2007 (the “Closing Date”), simultaneously with the execution of the Stock Purchase Agreement, the Company acquired from the Shareholders all the issued and outstanding common stock of PMA, no par value (the “Shares”), for an aggregate cash purchase price of $2.5 million (the “Purchase Price”) and issuance of 80,671 shares of the Company. The Purchase Price is subject to adjustment based on the working capital of PMA as of the Closing Date.  The Shareholders shall be entitled, subject to the terms and conditions of the Stock Purchase Agreement, to receive, as additional cash consideration, additional payments of up to $2.0 million upon satisfaction of certain revenue goals for each of the three consecutive twelve month periods following the Closing Date.  The Shareholders have agreed not to compete against the acquired business as provided in the Stock Purchase Agreement.  SM&A will be indemnified by the Shareholders for breaches of representations, warranties and covenants, subject to certain limitations more fully set forth in the Stock Purchase Agreement.

There is no material relationship between the Shareholders and the Company or between the Shareholders and any of the Company’s affiliates or any director or officer of the Company or any associate of any such director or officer.

PMA provides earned value management consulting services.

The description of the transaction contained in this report does not purport to be complete and is qualified in its entirety by reference to the terms, provisions, conditions, and covenants of the Stock Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference. The Stock Purchase Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information respecting PMA. In particular the Stock Purchase Agreement contains representations and warranties the Company and Shareholders made to and solely for the benefit of each other, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.  Accordingly, investors and security holders should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of any fact or facts.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among the Company, PMA, and the Shareholders, entered into as of September 14, 2007

10.2	Employment Agreement by and among the Company, through its PMA division, and James A. Wrisley, entered into as of September 14, 2007

99.1	Press Release dated September 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2007	SM&A

/s/ Steve D. Handy
Steve D. Handy
Senior Vice President, Chief Financial Officer and
Secretary